UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 26, 2011

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GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)

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Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 929-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of a Director

Effective May 26, 2011, the Board of Directors (“Board”) of Grand River Commerce, Inc. (“Company”) appointed Randall L. Hartgerink to the Company’s Board as a Class 2 director, and as a director of Grand River Bank (“Bank”), each pursuant to recommendations by the Governance and Nominating Committees of the respective boards of directors, as well as receipt of approval of the Bank’s regulators.  Mr. Hartgerink will fill the vacancy created by Larry Fitch’s resignation from the boards of the Company and the Bank.  Mr. Hartgerink will be appointed to committees of the boards of the Company and the Bank in the future.  Mr. Hartgerink will receive stock options commensurate in amount and terms to the non-employee directors currently serving on the Board.

Mr. Hartgerink, a Michigan resident, has extensive experience in our community and has been a licensed professional within the insurance industry for over 31 years as well as holding two securities licenses for 10 years.    Currently, Mr. Hartgerink is a principal and the managing director of a real estate development company with investments throughout west Michigan.   In addition, Mr. Hartgerink was a certified teacher and administrator in the Grandville Public School system for 10 years.

Some of the highlights of Mr. Hartgerink’s career include his role as an Organizer of Grand River Bank , his position  as the former President of the Grandville Education Foundation for two years and a board member for eight years , and his service as a member of the Curriculum Committee for Grandville Public Schools for three years and a member of the Negotiation (salary) Committee for the MEA also for three years.  Finally, Mr. Hartgerink served as a member of the Grandville Planning Commission for four years. Mr. Hartgerink’s extensive business contacts in west Michigan over three decades, his experience in a highly regulated industry and his commitment to community service are some of the reasons the Board of Directors has approved Mr. Hartgerink’s appointment to the board.

Mr. Hartgerink is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director; neither is Mr. Hartgerink nor any of his immediate family members a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)            Compensatory Arrangements of Certain Officers

Effective June 3, 2011, Elizabeth C. Bracken formally accepted an offer previously approved by the Board of  Directors of Grand River Commerce, Inc. (“the Company”) for the grant of 5,000 stock options  to purchase shares of the Company's common stock pursuant to the terms of the Grand River Commerce, Inc. 2009 Stock Incentive Plan (the “2009 Plan”) which provides for the reservation of 200,000 shares of the Company’s common stock, $0.01 par value per share , for issuance upon the exercise of certain stock options, that may be issued pursuant to the terms of the 2009 Plan.  Ms. Bracken is an executive officer of the Company and Grand River Bank (“the Bank”), holding the following titles: Chief Financial Officer of the Company; SVP, Chief Financial Officer and Chief Operating Officer of the Bank.  The option grant by the Company to Ms. Bracken comes as a result of a performance review conducted by the Company’s Compensation Committee which recommended the option grant to the Company’s Board of Directors which subsequently approved the offer to grant said options.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit No.		Description

10.1		Grand River Commerce, Inc. 2009 Stock Incentive Plan***

10.2		Form of Incentive Stock Option Award Agreement pursuant to the Grand River Commerce, Inc. 2009 Stock Incentive Plan***

	***	Previously filed as an exhibit to our Current Report on Form 8-K filed May 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: June 7, 2011	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer